Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2025 Financial Results
Atlanta - July 24, 2025 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2025.
•Net loss per common share of $0.40 compared to net income of $0.26 in Q1 2025
•Earnings available for distribution per common share(1) of $0.58 compared to $0.64 in Q1 2025
•Common stock dividend of $0.34 per common share, unchanged from Q1 2025
•Book value per common share(2) of $8.05 compared to $8.81 as of March 31, 2025
•Economic return(3) of (4.8)% compared to 2.6% in Q1 2025

Update from John Anzalone, Chief Executive Officer
“Financial markets began the second quarter under pressure, driven by a sharply negative reaction to the tariff announcements on April 2nd, which triggered a spike in interest rate volatility and a selloff in risk assets. Following the announcement of the 90-day pause in tariff implementation on April 9th, markets began to recover as trade policy tail risks diminished and interest rate volatility trended lower. Agency RMBS performance followed a similar trajectory to other risk assets, underperforming significantly in early April before rebounding as the quarter progressed. However, valuations on our interest rate swap hedges were negatively impacted as trade policy-related volatility combined with fiscal policy concerns to drive swap spreads notably tighter. These factors resulted in an economic return for the quarter of (4.8)%, consisting of our $0.34 dividend per common share and a $0.76 decline in book value per common share.

“We ended the second quarter with a debt-to-equity ratio of 6.5x, down from 7.1x as of March 31, 2025, reflecting our belief that elevated near term uncertainty regarding trade, fiscal and monetary policy warrants a modestly more defensive posture. At quarter end, our $5.2 billion investment portfolio consisted of $4.3 billion Agency RMBS and $0.9 billion Agency CMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $362 million.

“As of July 18, 2025, we estimate book value per common share to be between $7.99 and $8.31(4), as Agency RMBS performed well at the beginning of the third quarter. Although our near-term outlook for Agency RMBS remains cautious, our longer-term outlook for the sector is favorable, as we expect investor demand to strengthen in higher coupons given attractive valuations and a steeper yield curve. In addition, we remain positive on Agency CMBS as limited issuance, strong fundamental performance and stable cash flow profiles should provide favorable support for this sector.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share as of June 30, 2025 and March 31, 2025 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($175.5 million as of June 30, 2025 and $177.9 million as of March 31, 2025), divided by total common shares outstanding.
(3) Economic return for the quarter ended June 30, 2025 is defined as the change in book value per common share from March 31, 2025 to June 30, 2025 of ($0.76); plus dividends declared of $0.34 per common share; divided by the March 31, 2025 book value per common share of $8.81. Economic return for the quarter ended March 31, 2025 is defined as the change in book value per common share from December 31, 2024 to March 31, 2025 of ($0.11); plus dividends declared of $0.34 per common share; divided by the December 31, 2024 book value per common share of $8.92.
(4) Book value per common share as of July 18, 2025 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($175.1 million as of July 18, 2025), divided by total common shares outstanding of 66.3 million.

1

Key performance indicators for the quarters ended June 30, 2025 and March 31, 2025 are summarized in the table below.

($ in millions, except share amounts)	Q2 2025		Q1 2025		Variance
Average Balances (1)	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$5,078.9		$5,422.6		($343.7)
Average borrowings	$4,577.6		$4,930.2		($352.6)
Average total stockholders' equity	$709.9		$754.7		($44.8)

U.S. GAAP Financial Measures
Total interest income	$70.6		$73.8		($3.2)
Total interest expense	$52.9		$55.0		($2.1)
Net interest income	$17.7		$18.8		($1.1)
Total expenses	$4.9		$4.7		$0.2
Net income (loss) attributable to common stockholders	($26.6)		$16.3		($42.9)

Average earning asset yields	5.56%		5.45%		0.11%
Average cost of funds	4.62%		4.46%		0.16%
Average net interest rate margin	0.94%		0.99%		(0.05)%

Period-end weighted average asset yields (2)	5.46%		5.51%		(0.05)%
Period-end weighted average cost of funds	4.48%		4.47%		0.01%
Period-end weighted average net interest rate margin	0.98%		1.04%		(0.06)%

Book value per common share (3)	$8.05		$8.81		($0.76)
Earnings (loss) per common share (basic)	($0.40)		$0.26		($0.66)
Earnings (loss) per common share (diluted)	($0.40)		$0.26		($0.66)
Debt-to-equity ratio	6.5	x	7.1	x	(0.6	x)

Non-GAAP Financial Measures (4)
Earnings available for distribution	$38.2		$40.0		($1.8)
Effective interest expense	$24.3		$26.9		($2.6)
Effective net interest income	$46.4		$46.9		($0.5)

Effective cost of funds	2.12%		2.18%		(0.06)%
Effective interest rate margin	3.44%		3.27%		0.17%

Earnings available for distribution per common share	$0.58		$0.64		($0.06)
Economic debt-to-equity ratio	6.5	x	7.1	x	(0.6	x)
(1) Average earning assets, average borrowings and average total stockholders' equity are calculated based on the weighted month-end balances of mortgage-backed securities at amortized cost, repurchase agreement borrowings and total U.S. GAAP stockholders' equity, respectively.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($175.5 million as of June 30, 2025 and $177.9 million as of March 31, 2025), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Portfolio Composition
The following table summarizes certain characteristics of the Company's MBS portfolio as of June 30, 2025 and March 31, 2025.

	As of
	June 30, 2025			March 31, 2025
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.5%	640,423	12.3%	4.95%	657,554	11.1%	4.95%
5.0%	967,373	18.6%	5.32%	993,414	16.7%	5.32%
5.5%	1,035,347	20.0%	5.58%	1,414,961	23.8%	5.58%
6.0%	1,259,271	24.3%	5.95%	1,471,826	24.8%	5.97%
6.5%	319,789	6.2%	6.16%	436,908	7.3%	6.16%
Total 30 year fixed-rate pass-through	4,222,203	81.4%	5.58%	4,974,663	83.7%	5.61%
Agency-CMO	71,835	1.4%	9.75%	73,539	1.2%	10.02%
Agency CMBS	891,521	17.2%	4.62%	890,372	15.0%	4.62%
Non-Agency RMBS	—	—%	—%	7,215	0.1%	11.53%
Total MBS portfolio	5,185,559	100.0%	5.46%	5,945,789	100.0%	5.51%
The following table summarizes certain characteristics of the Company's borrowings as of June 30, 2025 and March 31, 2025.

	As of
$ in thousands	June 30, 2025			March 31, 2025
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency RMBS	3,798,981	4.48%	24	4,512,054	4.48%	24
Repurchase agreements - Agency CMBS	836,900	4.48%	26	842,507	4.46%	30
Total borrowings	4,635,881	4.48%	24	5,354,561	4.47%	25
The following table summarizes certain characteristics of TBAs accounted for as derivatives as of March 31, 2025. We did not have any TBAs outstanding as of June 30, 2025.

$ in thousands	As of March 31, 2025
	Notional Amount	Implied Cost Basis	Implied Market Value	Net Carrying Value - Asset (Liability)
6.5% TBA purchase contracts	400,000	411,610	412,448	838
6.5% TBA sale contracts	(400,000)	(411,391)	(412,448)	(1,057)
Net TBA derivatives	—	219	—	(219)

3

The following tables summarize certain characteristics of the Company's interest rate swaps whereby the Company pays interest at a fixed rate and receives floating interest based on the secured overnight financing rate as of June 30, 2025 and March 31, 2025.

$ in thousands	As of June 30, 2025
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,380,000	0.31%	4.45%	2.0
3 to 5 years	375,000	0.39%	4.45%	3.8
5 to 7 years	750,000	0.57%	4.45%	5.3
7 to 10 years	555,000	4.14%	4.45%	9.6
Greater than 10 years	445,000	1.99%	4.45%	19.3
Total	3,505,000	1.19%	4.45%	6.3

$ in thousands	As of March 31, 2025
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,480,000	0.54%	4.41%	2.3
3 to 5 years	375,000	0.39%	4.41%	4.0
5 to 7 years	785,000	0.72%	4.41%	5.6
7 to 10 years	555,000	4.14%	4.41%	9.8
Greater than 10 years	445,000	1.99%	4.41%	19.5
Total	3,640,000	1.29%	4.41%	6.4
The following table summarizes certain characteristics of the Company's futures contracts as of June 30, 2025 and March 31, 2025.

	As of
	June 30, 2025	March 31, 2025
$ in thousands	Notional Amount - Short	Notional Amount - Short
10 year U.S. Treasury futures	360,000	400,000
Ultra 10 year U.S. Treasury futures	280,000	315,000
30 year U.S. Treasury futures	190,000	187,500
Total	830,000	902,500
Capital Activities
Dividends
As previously announced on June 24, 2025, the Company declared a common stock dividend of $0.34 per share that will be paid on July 25, 2025 to its stockholders of record as of the close of business on July 7, 2025.
Issuances of Common Stock
During the three months ended June 30, 2025, the Company sold 282,750 shares of common stock for net cash proceeds of $2.2 million through its at-the-market program.
Repurchases of Preferred Stock
During the three months ended June 30, 2025, the Company repurchased and retired 96,803 shares of Series C Preferred Stock for a total cost of $2.3 million.

4

About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call
Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, July 25, 2025, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 8, 2025 by calling:

866-363-1806 (North America) or 1-203-369-0194 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share data	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Interest income	70,624	73,846	68,028	144,470	136,611
Interest expense	52,895	55,025	59,393	107,920	120,973
Net interest income	17,729	18,821	8,635	36,550	15,638

Other income (loss)
Gain (loss) on investments, net	(5,268)	82,158	(45,212)	76,890	(111,365)
(Increase) decrease in provision for credit losses	—	—	(263)	—	(302)
Equity in earnings (losses) of unconsolidated ventures	—	—	—	—	(193)
Gain (loss) on derivative instruments, net	(30,916)	(76,679)	28,262	(107,595)	121,423
Total other income (loss)	(36,184)	5,479	(17,213)	(30,705)	9,563
Expenses
Management fee – related party	2,831	2,996	2,945	5,827	5,806
General and administrative	2,041	1,663	1,943	3,704	3,739
Total expenses	4,872	4,659	4,888	9,531	9,545
Net income (loss)	(23,327)	19,641	(13,466)	(3,686)	15,656
Dividends to preferred stockholders	(3,297)	(3,341)	(5,508)	(6,638)	(11,093)
Gain (loss) on repurchase and retirement of preferred stock	57	(11)	208	46	401
Net income (loss) attributable to common stockholders	(26,567)	16,289	(18,766)	(10,278)	4,964
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.40)	0.26	(0.38)	(0.16)	0.10
Diluted	(0.40)	0.26	(0.38)	(0.16)	0.10

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss)	(23,327)	19,641	(13,466)	(3,686)	15,656
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(271)	500	(150)	229	(352)
Reclassification of unrealized (gain) loss on sale of mortgage-backed securities to gain (loss) on investments, net	(518)	116	—	(402)	—
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	—	—	263	—	302
Total other comprehensive income (loss)	(789)	616	113	(173)	(50)
Comprehensive income (loss)	(24,116)	20,257	(13,353)	(3,859)	15,606
Dividends to preferred stockholders	(3,297)	(3,341)	(5,508)	(6,638)	(11,093)
Gain (loss) on repurchase and retirement of preferred stock	57	(11)	208	46	401
Comprehensive income (loss) attributable to common stockholders	(27,356)	16,905	(18,653)	(10,451)	4,914

7

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2025	December 31, 2024
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $4,882,659 and $5,129,486, respectively; net of allowance for credit losses of $0 and $654, respectively)	5,185,559	5,445,508
Cash and cash equivalents	59,396	73,403
Restricted cash	131,146	137,478
Due from counterparties	—	580
Investment related receivable	23,538	24,870
Derivative assets, at fair value	—	5,033
Other assets	731	1,162
Total assets	5,400,370	5,688,034
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,635,881	4,893,958
Derivative liabilities, at fair value	10,775	627
Dividends payable	22,545	24,692
Accrued interest payable	10,550	32,711
Collateral held payable	6,238	—
Accounts payable and accrued expenses	1,904	1,619
Due to affiliate	3,101	3,698
Total liabilities	4,690,994	4,957,305
Commitments and contingencies (See Note 12) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,019,710 and 7,206,659 shares issued and outstanding, respectively ($175,493 and $180,166 aggregate liquidation preference, respectively)	169,760	174,281
Common Stock, par value $0.01 per share; 134,000,000 shares authorized; 66,307,379 and 61,729,693 shares issued and outstanding, respectively	663	617
Additional paid in capital	4,166,345	4,127,807
Accumulated other comprehensive income	—	173
Retained earnings (distributions in excess of earnings)	(3,627,392)	(3,572,149)
Total stockholders’ equity	709,376	730,729
Total liabilities and stockholders' equity	5,400,370	5,688,034
(1)See Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

8

Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income and (gain) loss on repurchase and retirement of preferred stock.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses have not been accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses may be reflected in net income whereas other gains and losses may be reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities were historically classified as available-for-sale securities, and changes in the valuation of these securities were recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

9

Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss) attributable to common stockholders	(26,567)	16,289	(18,766)	(10,278)	4,964
Adjustments:
(Gain) loss on investments, net	5,268	(82,158)	45,212	(76,890)	111,365
Realized (gain) loss on derivative instruments, net (1)	47,608	101,516	22,344	149,124	(26,338)
Unrealized (gain) loss on derivative instruments, net (1)	11,939	3,242	(7,335)	15,181	(6,527)
TBA dollar roll income (2)	—	1,147	1,078	1,147	1,078
(Gain) loss on repurchase and retirement of preferred stock	(57)	11	(208)	(46)	(401)
Subtotal	64,758	23,758	61,091	88,516	79,177
Earnings available for distribution	38,191	40,047	42,325	78,238	84,141
Basic income (loss) per common share	(0.40)	0.26	(0.38)	(0.16)	0.10
Earnings available for distribution per common share (3)	0.58	0.64	0.86	1.21	1.72

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Realized gain (loss) on derivative instruments, net	(47,608)	(101,516)	(22,344)	(149,124)	26,338
Unrealized gain (loss) on derivative instruments, net	(11,939)	(3,242)	7,335	(15,181)	6,527
Contractual net interest income (expense) on interest rate swaps	28,631	28,079	43,271	56,710	88,558
Gain (loss) on derivative instruments, net	(30,916)	(76,679)	28,262	(107,595)	121,423

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.

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The table below presents the components of earnings available for distribution for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Effective net interest income (1)	46,360	46,900	51,906	93,260	104,196
TBA dollar roll income	—	1,147	1,078	1,147	1,078
Equity in earnings (losses) of unconsolidated ventures	—	—	—	—	(193)
(Increase) decrease in provision for credit losses	—	—	(263)	—	(302)
Total expenses	(4,872)	(4,659)	(4,888)	(9,531)	(9,545)
Subtotal	41,488	43,388	47,833	84,876	95,234
Dividends to preferred stockholders	(3,297)	(3,341)	(5,508)	(6,638)	(11,093)
Earnings available for distribution	38,191	40,047	42,325	78,238	84,141
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.
Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods.

	Three Months Ended
	June 30, 2025		March 31, 2025		June 30, 2024
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	52,895	4.62%	55,025	4.46%	59,393	5.59%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(28,631)	(2.50)%	(28,079)	(2.28)%	(43,271)	(4.07)%
Effective interest expense	24,264	2.12%	26,946	2.18%	16,122	1.52%

	Six Months Ended June 30,
	2025		2024
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	107,920	4.54%	120,973	5.58%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(56,710)	(2.39)%	(88,558)	(4.08)%
Effective interest expense	51,210	2.15%	32,415	1.50%

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The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods.

	Three Months Ended
	June 30, 2025		March 31, 2025		June 30, 2024
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	17,729	0.94%	18,821	0.99%	8,635	0.02%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	28,631	2.50%	28,079	2.28%	43,271	4.07%
Effective net interest income	46,360	3.44%	46,900	3.27%	51,906	4.09%

	Six Months Ended June 30,
	2025		2024
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	36,550	0.96%	15,638	(0.02)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	56,710	2.39%	88,558	4.08%
Effective net interest income	93,260	3.35%	104,196	4.06%

Economic Debt-to-Equity Ratio
The following table shows the Company's debt-to-equity ratio and the Company's economic debt-to-equity ratio as of June 30, 2025 and March 31, 2025. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.

	As of
$ in thousands	June 30, 2025	March 31, 2025
Repurchase agreements	4,635,881	5,354,561
Total stockholders' equity	709,376	759,166

Debt-to-equity ratio (1)	6.5	7.1
Economic debt-to-equity ratio (2)	6.5	7.1
(1)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(2)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis (none as of June 30, 2025; $219,000 as of March 31, 2025) to total stockholders' equity.

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Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Average earning assets (1)	5,078,921	5,422,552	4,847,125	5,249,787	4,909,684
Average earning asset yields (2)	5.56%	5.45%	5.61%	5.50%	5.56%

Average borrowings (3)	4,577,566	4,930,237	4,251,953	4,752,927	4,335,855
Average cost of funds (4)	4.62%	4.46%	5.59%	4.54%	5.58%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense by average borrowings.

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